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                                                                    EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 19, 1996, relating to the consolidated financial statements of Commodore Applied Technologies, Inc. (the "Company") for the year ended December 31, 1995, which appears on page F-1A of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Tanner + Co.
-----------------------
Tanner + Co.


Salt Lake City, Utah
October 21, 1997